UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 7, 2006

Date of Report (Date of earliest event reported)

RADVIEW SOFTWARE LTD.

(Exact name of registrant as specified in its charter)

Israel	0-31151	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 New England Executive Park, Burlington, MA 01803

(Address of principal executive offices)

(781) 238-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Departure of Director

On April 7, 2006, Kathleen A. Cote voluntarily resigned as a director of the Company. There is no disagreement between the Company and Ms. Cote relating to the Company’s operations, policies, or practices.

Following Ms. Cote’s resignation, the Company’s board of directors has four members, which is less than the minimum of five members as set forth in the Company’s articles of association. The articles of association permit the appointment by the current board of a new director to serve until the next annual meeting of shareholders. As long as the Company’s board of directors contains less than the minimum five directors, the appointment of a replacement director is the only action permitted by the board of directors. The Company is actively seeking a replacement director.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADVIEW SOFTWARE LTD.

Date: April 13, 2006	/s/ CHRISTOPHER DINEEN
Christopher Dineen
Chief Financial Officer